United States
                       Securities and Exchange Commission
                             Washington, D.C. 20549

                                    FORM 8-K

                           Current Report Pursuant to
           Section 13 or 15(d) of the Securities Exchange Act of 1934

                                 August 10, 2007
                                (Date of Report)

                               My Quote Zone, Inc.
             (Exact name of registrant as specified in its charter)

        Nevada                      000-51224                   56-2504276
(State of incorporation)    (Commission File Number)           (IRS Employer
                                                             Identification No.)

           6130 Elton Avenue,                                     89107
           Las Vegas, NV 89107                                  (Zip Code)
(Address of principal executive offices)

                                  702-874 3131
              (Registrant's telephone number, including area code)

                                       N/A
         (Former name or former address, if changed since last report.)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Merger Agreement

      On August 10, 2007, the Registrant entered into an agreement and plan of merger with MQOZ Merger Sub, Inc. ("SUB"), China 9D Decoration Group Limited ("CDG"), Guo-Hong Zhou, Guo-Tuan Zhou, Li-Ling Yu, Qiao-Fang Zhou, Yun Zhou, Shenzhen Huayin Guaranty & Investment Company Limited, Quick Agent Investments Limited, Volento Investments Limited, Arjuno Investments Limited, Billion Hero Investments Limited, Even Bright Investments Limited, Innovation Gaining Investments Limited, and Nation City Investments Limited(the "Merger Agreement"). A copy of the Merger Agreement is being filed as Exhibit 10.2 to this Current Report.

      The transaction described in the Merger Agreement is referred to in this Current Report as the "Merger Transaction." A summary of the Merger Transaction, as well as the material terms and conditions of the Merger Agreement, are set forth below, but such summary is qualified in its entirety by the terms and condition of the Merger Agreement, which are incorporated herein by this reference.

      1. The Parties to the Merger Agreement

      Prior to the completion of the Merger Transaction on August 10, 2007, MQOZ Merger Sub, Inc. was a Nevada corporation and a wholly owned subsidiary of the Registrant.

      CDG is a corporation formed on March 1, 2007 under the laws of the British Virgin Island. CDG owns all of the issued and outstanding stock and ownership of Zhejiang 9D Decoration Company Limited. Additional information about CDG, including audited financial statements for the past two fiscal years, is contained elsewhere in this Current Report.

      Prior to the completion of the Merger Transaction on August 10, 2007, Guo-Hong Zhou, Guo-Tuan Zhou, Li-Ling Yu, Qiao-Fang Zhou, Yun Zhou, Shenzhen Huayin Guaranty & Investment Company Limited, Quick Agent Investments Limited, Volento Investments Limited, Arjuno Investments Limited, Billion Hero Investments Limited, Even Bright Investments Limited, Innovation Gaining Investments Limited, and Nation City Investments were the shareholders of CDG (the "CDG Shareholders"). In addition, Huang Qi is the president and director of CDG.

      2. The Merger Transaction

      Pursuant to the Merger Agreement, CDG merged with SUB, with CDG as the survivor of the merger. As a result of the Merger Transaction, CDG became a wholly owned subsidiary of the Registrant, which, in turn, made the Registrant the indirect owner of the Chinese operating company subsidiary of CDG.

      3. The Merger Consideration

      Under the Merger Agreement, in exchange of surrendering their shares in CDG, the CDG Shareholders received stock consideration, consisting of a total of 35,796,796 newly issued shares of the Registrant's common stock and an aggregate cash dividend amounting to $15,500,000, payable no later than the first anniversary of the Merger Transaction. The obligation to pay the cash consideration is evidenced by interest-free promissory notes between the Registrant and each of the CDG Shareholders. The form of the promissory note is attached as an exhibit to the Merger Agreement.


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

      4. The Merger Agreement

      There was no delay between the signing of the Merger Agreement and the closing of the Merger Agreement; both occurred on August 10, 2007. The Merger Agreement contains customary terms and conditions for a transaction of this type, including representations, warranties and covenants, as well as provisions describing the merger consideration, the process of exchanging the consideration and the effect of the merger. The Merger Agreement contains reciprocal indemnification provisions that provide for indemnification in the event of a breach of a representation or warranty. The indemnification provisions survive the closing of the Merger Transaction for 18 months.

      5. Material Relationships

      There were no material relationships between the Registrant or its affiliates and any of the parties to the Merger Agreement, other than in respect of the Merger Agreement.

Item 2.01 Completion of Acquisition or Disposition of Assets.

      On August 10, 2007, the Registrant entered into the Merger Agreement, pursuant to which the Registrant completed the Merger Transaction and acquired CDG from the CDG Shareholders and thereby indirectly acquired CDG's Chinese operating subsidiary company. Further information about the Merger Agreement and the Merger Transaction is provided above under Item 1.01 of this Current Report.

      In exchange of surrendering their shares in CDG, the CDG Shareholders received stock consideration, consisting of 35,796,796 newly issued shares of the Registrant's common stock and an aggregate cash dividend amounting to $15,500,000, payable no later than the first anniversary of the Merger Transaction. The obligation to pay the cash consideration is evidenced by interest-free promissory notes between the Registrant and each of the CDG Shareholders. Further information about the merger consideration is provided above under Item 1.01 of this Current Report.

      There were no material relationships between the Registrant or its affiliates and any of the parties to the Merger Agreement, other than in respect of the Merger Agreement.

Item 3.02 Unregistered Sales of Equity Securities.

      On or about August 10, 2007, the Registrant issued an aggregate of 35,796,796 shares of its common stock to the CDG Shareholders. The shares were issued as consideration in the Merger Transaction pursuant to the Merger Agreement, which is described above under Item 1.01 of this Current Report. The parties used a valuation of $0.51 per share for the issuance.


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

      The shares were issued to the CDG Shareholders without registration under
Section 5 of the Securities Act of 1933 in reliance upon the exemptions from registration contained in (i) Section 4(2) of the Securities Act and Regulation D promulgated thereunder and/or (ii) Regulation S under the Securities Act afforded generally to offshore transactions involving non-U.S. residents, as applicable.

Item 5.01 Changes in Control of Registrant.

      Immediately prior to the completion of the Merger Transaction, Max Time Enterprise Limited controlled the Registrant by virtue of its majority holdings in the Registrant's common stock. With the completion of the Merger Transaction, Max Time Enterprise Limited will continue to hold a majority of the outstanding shares of common stock. However, the aggregate number of shares issued in the Merger Transaction to the CDG shareholders exceeds the Registrant's shares of common stock issued and outstanding immediately prior to such transaction. Accordingly, if the CDG shareholders were to act as a group, it is conceivable that they could influence management. The Registrant is not aware of any arrangement or understanding among the CDG shareholders to act as a group.

Item 5.06 Change in Shell Company Status.

      Because the Registrant may be deemed to be a "shell company" (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) immediately before the completion of the Merger Transaction, in accordance with Item 2.01(a)(f) of Form 8-K set forth below is the information that would be required if the Registrant were filing a form for registration of securities on Form 10-SB under the Exchange Act. The Registrant believes that, as a result of its acquisition of subsidiaries having operating businesses in the Merger Transaction, it can not be deemed to be a shell company.

Description of Business

      China 9D Decoration Group Limited, or CDG, is a holding company formed on March 1, 2007 under the laws of the British Virgin Island. CDG owns all of the issued and outstanding stock and ownership of Zhejiang 9D Decoration Company Limited ("9D"). 9D is a leading architectural, interior design, decoration and furnishing company focusing on residential, mansion, hotel, commercial, and law firm buildings. The company's primary business targets are high profit margin architectural, interior design and construction. The company's primary products include interior design, refurnishing and decorating wooden accessory.

      The company's headquarter office is located at 4F Jia De Plaza, No. 118 Qing Chun Road, Hangzhou City, Zhejiang Province, P.R. China. 9D also operates 27 branches in Jiangshu, Anhui, Hubei, Sandong, Jingzi, Fujian and Shanghai.

      9D has supporting teams from different fields such as senior designers and highly trained construction workers. There are currently approximately 3000 employees in the company, including approximately 556 full time employees and approximately 2494 part time employees.

      9D is one of the largest in Zhejiang in terms of revenue and size, and is believed to be a leading indoor interior decoration company in China market. The company is well qualified in first-grade home decor and second-grade


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

architectural decor. Since its establishment, 9D has been honored several awards such as Golden Prize of Best Residential House Design of Ministry of construction, National Best Residential Decor Prize, National indoor interior Design Silver Prize, as well as more than 20 awards from different provinces and cities. In September 2000, the company was approved from ISO 9001. 9D has also research and develops a new invention of standardized residential decoration budget quotation software system called "Golden Eye".

      The five largest competitors of 9D are Shanghai Construction and Decoration Group Limited, Beijing Dong Yi Ri Sheng Decoration Company Limited, Suzhou Jin Tang Lang Decoration Company Limited, Ningbo Ding Tian Decoration Company Limited, and San You Shi Chuang Decoration Project Company Limited.

      9D purchases substantially all of its materials from Ding Wang Distribution Center, a company owned by the brother of Guo-Hong Zhou and Guo-Tuan Zhou (shareholders of the Company). For the years ended December 31, 2006 and 2005, the Registrant purchased $11,214,555 and $8,836,661, respectively, from Ding Wang Distribution Center.

      The five largest customers based on the sales revenue were New Times Market and 4 other individual client projects.

      Acting through 9D, its newly-acquired subsidiary, the Registrant's mid to long term strategies include:

            o Maintaining a market leader in Zhejiang, and strategically select target cities to develop core business;

            o Taking advantage of brand awareness to increase value continuously;

            o Emphasizing in product design, eventually increase product quality and influence; and

            o     Obtaining financing in order to keep working capital in hands.

      Related regulatory laws affecting the Registrant's business include:

            o     Construction law of the People's Republic of China

            o     The Tendering and Billing Law of the People's Republic of
                  China

            o     Fire Control Law of the People's Republic of China

            o     Regulation on the Quality Management of Construction Projects

            o     Code for Construction Quality Acceptance of Building
                  Decoration

Risk Factors Relating to the Business of CDG and Subsidiary

      Following the Merger Transaction, management intends to change the Registrant's business focus to the interior design, architectural and construction business operations in which the CDG subsidiaries are currently engaged in China. The following are risks associated with the Registrant and such business operations. If any of these risks were to develop into actual events, the Registrant's business, financial condition or results of operations could be materially adversely affected and the trading price of the Registrant common stock could decline significantly.


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

Risks Relating to Business Operations

The Registrant has a Limited Operating History and There Can Be No Assurance of Future Profitability.

      To date the Registrant has generated only limited revenues. Accordingly, there is no real operating history upon which one can evaluate the Registrant's business strategy or the future prospects of its business operations. There can be no assurance that it will be able to achieve its business objectives, including expansion into the Chinese interior design industry or that it will be successful or, upon encountering unanticipated or unplanned expenses, delays, problems and difficulties in establishing its business, the Registrant will achieve significant revenues or at all or may achieve or sustain profitability in the future.

Failure to successfully manage the new business focus may have a material adverse effect on the Registrant business, results or operations and financial condition.

      The Registrant expects to experience growth in the number of employees and the scope of its operations as a result of its new business focus following the Merger Transaction. Such activities could result in increased responsibilities for management. Management's ability to manage and support its growth effectively will be substantially dependent on its ability to implement adequate improvements to financial, management controls, reporting and other procedures, and hire sufficient numbers of administrative and management personnel. There can be no assurance that the Registrant will be able to identify, attract and retain experienced and qualified personnel. There can be also no assurance that new management will be able to properly manage the direction of the Registrant or that any ultimate change in the Registrant's business focus will be successful. If management fails to properly manage and direct the Registrant, the Registrant may be forced to scale back or abandon its existing operations, which will cause the value of the Registrant's shares to decline.

Competition within the Industry could adversely affect the Registrant's operational margins; Need for working capital.

      As the Chinese economy continues its exponential growth, average household income and the standard of living will continue to dramatically increase. With the improvement in the general economy, the interior design industry has enjoyed steady growth as well. Many new interior design companies have been founded and brought into the market causing a glut of competition. These smaller companies, due to lower operating expenses and a more flexible sales network, have an advantage over their larger competitors. This price competition has a negative impact on the Registrant's market share, retail pricing and net income.

      Due to the development of China's industry service sector, more and more home owners now require a shorter construction period for their projects. Shorter periods and an increase in the number of projects require large working capital and high liquidity of cash flows. This presents a problem should liquidity and capital resources dry up. There is no assurance that sufficient financing, in the form of equity, debt or some combination thereof, will be available to the Registrant to the extent required, on terms acceptable to it, or at all; it being acknowledged that any inability by the Registrant to maintain adequate working capital levels could have a material adverse effect on the business and the Registrant's prospects.


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

Risks Relating to Doing Business in China

The Registrant's business operations take place primarily in China. Because Chinese laws, regulations and policies are continually changing, the Registrant's Chinese operations will face several risks summarized below.

Limitations on Chinese economic market reforms may discourage foreign investment in Chinese businesses.

      The value of investments in Chinese businesses could be adversely affected by political, economic and social uncertainties in China. The economic reforms in China in recent years are regarded by China's central government as a way to introduce economic market forces into China. Given the overriding desire of the central government leadership to maintain stability in China amid rapid social and economic changes in the country, the economic market reforms of recent years could be slowed, or even reversed.

Any change in policy by the Chinese government could adversely affect investments in Chinese businesses.

      Changes in policy could result in imposition of restrictions on currency conversion, imports or the source of suppliers, as well as new laws affecting joint ventures and foreign-owned enterprises doing business in China. Although China has been pursuing economic reforms for the past two decades, events such as a change in leadership or social disruptions that may occur upon the proposed privatization of certain state-owned industries, could significantly affect the government's ability to continue with its reform.

The Registrant faces economic risks in doing business in China.

      As a developing nation, China's economy is more volatile than that of developed The Registrant stern industrial economies. It differs significantly from that of the U.S. or a The Registrant stern European country in such respects as structure, level of development, capital reinvestment, resource allocation and self-sufficiency. Only in recent years has the Chinese economy moved from what had been a command economy through the 1970s to one that during the 1990s encouraged substantial private economic activity. In 1993, the Constitution of China was amended to reinforce such economic reforms. The trends of the 1990s indicate that future policies of the Chinese government will emphasize greater utilization of market forces. For example, in 1999 the Government announced plans to amend the Chinese Constitution to recognize private property, although private business will officially remain subordinated to the state-owned companies, which are the mainstay of the Chinese economy. However, there can be no assurance that, under some circumstances, the government's pursuit of economic reforms will not be restrained or curtailed. Actions by the central government of China could have a significant adverse effect on economic conditions in the country as a whole and on the economic prospects for the Registrant Chinese operations. If the economy or real estate market were to slow down due to political, economic or other reasons, company operations and revenue would be adversely impacted.


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

The Chinese legal and judicial system may negatively impact foreign investors.

      In 1982, the National Peoples Congress amended the Constitution of China to authorize foreign investment and guarantee the "lawful rights and interests" of foreign investors in China. However, China's system of laws is not yet comprehensive. The legal and judicial systems in China are still rudimentary, and enforcement of existing laws is inconsistent. Many judges in China lack the depth of legal training and experience that would be expected of a judge in a more developed country. Because the Chinese judiciary is relatively inexperienced in enforcing the laws that do exist, anticipation of judicial decision-making is more uncertain than would be expected in a more developed country. It may be impossible to obtain swift and equitable enforcement of laws that do exist, or to obtain enforcement of the judgment of one court by a court of another jurisdiction. China's legal system is based on written statutes; a decision by one judge does not set a legal precedent that is required to be followed by judges in other cases. In addition, the interpretation of Chinese laws may be varied to reflect domestic political changes.

      The promulgation of new laws, changes to existing laws and the pre-emption of local regulations by national laws may adversely affect foreign investors. However, the trend of legislation over the last 20 years has significantly enhanced the protection of foreign investment and allowed for more control by foreign parties of their investments in Chinese enterprises. There can be no assurance that a change in leadership, social or political disruption, or unforeseen circumstances affecting China's political, economic or social life, will not affect the Chinese government's ability to continue to support and pursue these reforms. Such a shift could have a material adverse effect on the Registrant business and prospects.

      The practical effect of the Peoples Republic of China legal system on the Registrant business operations in China can be viewed from two separate but intertwined considerations. First, as a matter of substantive law, the Foreign Invested Enterprise laws provide significant protection from government interference. In addition, these laws guarantee the full enjoyment of the benefits of corporate Articles and contracts to Foreign Invested Enterprise participants. These laws, however, do impose standards concerning corporate formation and governance, which are not qualitatively different from the general corporation laws of the several states. Similarly, the Peoples Republic of China accounting laws mandate accounting practices, which are not consistent with U.S. Generally Accepted Accounting Principles. China's accounting laws require that an annual "statutory audit" be performed in accordance with Peoples Republic of China accounting standards and that the books of account of Foreign Invested Enterprises are maintained in accordance with Chinese accounting laws. Article 14 of the Peoples Republic of China Wholly Foreign-Owned Enterprise Law requires a Wholly Foreign-Owned Enterprise to submit certain periodic fiscal reports and statements to designate financial and tax authorities, at the risk of business license revocation. Second, while the enforcement of substantive rights may appear less clear than United States procedures, the Foreign Invested Enterprises and Wholly Foreign-Owned Enterprises are Chinese registered companies, which enjoy the same status as other Chinese registered companies in business-to-business dispute resolution. Generally, the Articles of Association provide that all business disputes pertaining to Foreign Invested Enterprises are to be resolved by the Arbitration Institute of the Stockholm Chamber of Commerce in Stockholm, Sweden, applying Chinese substantive law. Any award


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

rendered by this arbitration tribunal is, by the express terms of the respective Articles of Association, enforceable in accordance with the "United Nations Convention on the Recognition and Enforcement of Foreign Arbitral Awards
(1958)." Therefore, as a practical matter, although no assurances can be given, the Chinese legal infrastructure, while different in operation from its United States counterpart, should not present any significant impediment to the operation of Foreign Invested Enterprises.

Economic Reform Issues

      Although the Chinese government owns the majority of productive assets in China, during the past several years the government has implemented economic reform measures that emphasize decentralization and encourage private economic activity. Because these economic reform measures may be inconsistent or ineffectual, there are no assurances that:

      -     The Registrant will be able to capitalize on economic reforms;

      - The Chinese government will continue its pursuit of economic reform policies;

      -     The economic policies, even if pursued, will be successful;

      - Economic policies will not be significantly altered from time to time; and

      - Business operations in China will not become subject to the risk of nationalization.

      Since 1979, the Chinese government has reformed its economic systems. Because many reforms are unprecedented or experimental, they are expected to be refined and improved. Other political, economic and social factors, such as political changes, changes in the rates of economic growth, unemployment or inflation, or in the disparities in per capita wealth between regions within China, could lead to further readjustment of the reform measures. This refining and readjustment process may negatively affect the Registrant operations.

      Over the last few years, China's economy has registered a high growth rate. Recently, there have been indications that rates of inflation have increased. In response, the Chinese government recently has taken measures to curb this excessively expansive economy. These measures have included devaluations of the Chinese currency, the Renminbi (RMB), restrictions on the availability of domestic credit, reducing the purchasing capability of certain of its customers, and limited re-centralization of the approval process for purchases of some foreign products. These austerity measures alone may not succeed in slowing down the economy's excessive expansion or control inflation, and may result in severe dislocations in the Chinese economy. The Chinese government may adopt additional measures to further combat inflation, including the establishment of freezes or restraints on certain projects or markets.

      To date, reforms to China's economic system have not adversely impacted the Registrant operations and are not expected to adversely impact operations in the foreseeable future; however, there can be no assurance that the reforms to China's economic system will continue or that the Registrant will not be adversely affected by changes in China's political, economic, and social conditions and by changes in policies of the Chinese government, such as changes in laws and regulations, measures which may be introduced to control inflation, changes in the rate or method of taxation, imposition of additional restrictions on currency conversion and remittance abroad, and reduction in tariff protection and other import restrictions

Risks Related to the Company

The Registrant's existing stockholders control a substantial interest in it and thus may influence certain actions requiring stockholder vote.

      Upon completion of the Merger Transaction, Max Time Enterprise Limited, one of the Registrant's principal stockholders, will own approximately 34.3% (70.5% immediately prior to Merger Transaction) of the Registrant's outstanding shares of common stock, which could permit it to effectively influence the outcome of all matters requiring approval by the Registrant's stockholders at such time, including the election of directors and approval of significant corporate transactions.

The Registrant will continue to incur significant increased costs as a result of operating as a public company, and management will be required to devote substantial time to new compliance requirements.

      As a public company the Registrant incurs significant legal, accounting and other expenses under the Sarbanes-Oxley Act of 2002, together with rules implemented by the Securities and Exchange Commission and applicable market regulators. These rules impose various requirements on public companies, including requiring certain corporate governance practices. Management and other personnel will need to devote a substantial amount of time to these new compliance requirements. Moreover, these rules and regulations will increase the Registrant's legal and financial compliance costs and will make some activities more time-consuming and costly.

      In addition, the Sarbanes-Oxley Act requires, among other things, that the Registrant maintains effective internal controls for financial reporting and disclosure controls and procedures. In particular, commencing in 2007, the Registrant must perform system and process evaluations and testing of the Registrant's internal controls over financial reporting to allow management and the Registrant's independent registered public accounting firm to report on the effectiveness of the Registrant's internal controls over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act. The Registrant's testing, or the subsequent testing by the Registrant's independent registered public accounting firm, may reveal deficiencies in the Registrant's internal controls over financial reporting that are deemed to be material weaknesses. Compliance with Section 404 may require that the Registrant incurs substantial accounting expenses and expend significant management efforts. If the Registrant is not able to comply with the requirements of Section 404 in a timely manner, or if the Registrant's accountants later identify deficiencies in the Registrant's internal controls over financial reporting that are deemed to be material weaknesses, the market price of the Registrant's stock could decline and the Registrant could be subject to sanctions or investigations by the SEC or other applicable regulatory authorities.


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

Risks Related to the Common Stock

There is a limited public market for the common stock.

      There is currently a limited public market for the common stock. Holders of the Registrant's common stock may, therefore, have difficulty selling their common stock, should they decide to do so. In addition, there can be no assurances that such markets will continue or that any shares of common stock, which may be purchased, may be sold without incurring a loss. Any such market price of the common stock may not necessarily bear any relationship to the Registrant's book value, assets, past operating results, financial condition or any other established criteria of value, and may not be indicative of the market price for the common stock in the future. Further, the market price for the common stock may be volatile depending on a number of factors, including business performance, industry dynamics, and news announcements or changes in general economic conditions.

The common stock may be deemed penny stock with a limited trading market.

      The Registrant's common stock is currently listed for trading in the Over-The-Counter Market on the NASD Electronic Bulletin Board or in the "pink sheets" maintained by the National Quotation Bureau, Inc., which are generally considered to be less efficient markets than markets such as NASDAQ or other national exchanges, and which may cause difficulty in conducting trades and difficulty in obtaining future financing. Further, the Registrant's securities are subject to the "penny stock rules" adopted pursuant to Section 15 (g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The penny stock rules apply to non-NASDAQ companies whose common stock trades at less than $5.00 per share or which have tangible net worth of less than $5,000,000 ($2,000,000 if the Registrant has been operating for three or more years). Such rules require, among other things, that brokers who trade "penny stock" to persons other than "established customers" complete certain documentation, make suitability inquiries of investors and provide investors with certain information concerning trading in the security, including a risk disclosure document and quote information under certain circumstances. Many brokers have decided not to trade "penny stock" because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited. In the event that the Registrant remains subject to the "penny stock rules" for any significant period, there may develop an adverse impact on the market, if any, for the Registrant securities. Because the Registrant's securities are subject to the "penny stock rules" investors will find it more difficult to dispose of the Registrant's securities. Further, for companies whose securities are traded in the Over-The-Counter Market, it is more difficult: (i) to obtain accurate quotations; (ii) to obtain coverage for significant news events because major wire services, such as the Dow Jones News Service, generally do not publish press releases about such companies, and (iii) to obtain needed capital.

The Registrant has not and does not anticipate paying any dividends on its common stock; because of this the Registrant's securities could face devaluation in the market.

      The Registrant has paid no dividends on its common stock to date and it is not anticipated that any dividends will be paid to holders of its common stock in the foreseeable future. While the Registrant's dividend policy will be based on the operating results and capital needs of the business, it is anticipated that any earnings will be retained to finance the Registrant's future expansion and for the implementation of the Registrant's new business plan. Lack of a dividend can further affect the market value of the Registrant's common stock, and could significantly affect the value of any investment in the Registrant.

Management's Discussion and Analysis or Plan of Operation

Forward Looking Statements

      The information in this discussion contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and
Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements involve risks and uncertainties, including statements regarding the Registrant's capital needs, business strategy and expectations. Any statements contained herein that are not statements of historical facts may be deemed to be forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as "may", "will", "should", "expect", "plan", "Intend", "anticipate", "believe", estimate", "predict", "potential" or "continue", the negative of such terms or other comparable terminology. Actual events or results may differ materially. The Registrant disclaims any obligation to publicly update these statements, or disclose any difference between its actual results and those reflected in these statements. The information constitutes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.

      Following the Merger Transaction, CDG become a direct subsidiary. The following discussion and analysis summarizes the significant factors affecting CDG's results of operations for fiscal year 2006 compared to fiscal year 2005. This discussion and analysis should be read in conjunction with the financial statements and notes included with this report.

Results Of Operations

      The following table presents the statement of operations for the year ended December 31, 2006 as compared to the comparable period of the year ended December 31, 2005 for CDG. The discussion following the table is based on these results.

                                                    2006               2005
                                                ------------       ------------

REVENUES:

Sales                                           $ 30,331,615       $ 23,479,106
Design fees                                          307,696            281,671
                                                ------------       ------------
Total revenues                                    30,639,311         23,760,777
                                                ------------       ------------

COST OF SALES:
Cost of sales                                     19,271,124         15,209,964
Business tax and surcharges                        1,020,762            785,286
                                                ------------       ------------
Total cost of sales                               20,291,886         15,995,250
                                                ------------       ------------

GROSS PROFIT                                      10,347,425          7,765,527

GENERAL AND ADMINISTRATIVE EXPENSES               (3,094,056)        (2,697,235)
                                                ------------       ------------

INCOME FROM OPERATIONS                             7,253,369          5,068,292
                                                ------------       ------------

OTHER INCOME (EXPENSE):
Interest income                                       58,419             44,805
Non-operating income                                      --                566
Non-operating expense                                   (132)            (9,955)
                                                ------------       ------------
Total other income, net                               58,287             35,416
                                                ------------       ------------

INCOME BEFORE INCOME TAXES                         7,311,656          5,103,708

INCOME TAXES                                       2,489,318          1,728,235
                                                ------------       ------------

NET INCOME                                      $  4,822,338       $  3,375,473
                                                ============       ============

Sales

      Sales for the year ended December 31, 2006 totaled $30,331,615 compared to $23,479,106 for the year ended December 31, 2005, an increase of $6,852,509 or approximately 29.1%. The increase was due to the increase recognition from the consumer market and thus more clients.

Gross Profit

      Gross Profit for the year ended December 31, 2006 totaled $10,347,425 compared to $7,765,527 for the year ended December 31, 2005, an increase of $2,581,898 or approximately 33.25%. The increase was due to increase in sales.

General and administrative Expenses

      Total operating expenses for the year ended December 31, 2006 totaled $3,094,056 compared to $2,697,235 for the year ended December 31, 2005. The increase in operating expenses of $396,821 was due to the increase in the salaries, advertisement expenses, transportation and maintenance fees.

Income (Loss) from Operations

      Income (loss) from operations for the year ended December 31, 2006 was $7,253,369 as compared to income from operations of $5,068,292 for the year ended December 31, 2005, an increase of $2,185,077. The increase was due to increase in sales.

Net Income

      Net income was $4,822,338 for the year ended December 31, 2006 compared to $3,375,473 for the same period in 2005, an increase of $1,446,865. The increase was due to the increase in sales with moderate increase in expenses.

Liquidity and Capital Resources

      Cash has historically been generated from operations. Operations and liquidity needs are funded primarily through cash flows from operations and short-term borrowings. Cash and cash equivalents were $7,289,741 at December 31, 2006 and current assets totaled $9,076,149 at December 31, 2006. The Registrant 's total current liabilities were $6,806,984 at December 31, 2006. Working capital at December 31, 2006 was $2,269,165. We believe that the funds available to us are adequate to meet our operating needs for 2007. During 2006, net cash provided by operating activities was $4,900,818. Cash provided by financing activities was ($63,520) for 2006.

Working Capital Requirements

      Historically operations and short term financing have been sufficient to meet our cash needs. We believe that we will be able to generate revenues from sales. However, our actual working capital needs for the long and short term will depend upon numerous factors, including operating results, competition, and the availability of credit facilities, none of which can be predicted with certainty. Future expansion will be limited by the availability of financing products and raising capital.

Off-Balance Sheet Arrangements

      We have never entered into any off-balance sheet financing arrangements and have never established any special purpose entities. We have not guaranteed any debt or commitments of other entities or entered into any options on non-financial assets.

Plan of Operation

      As a result of the closing of the Merger, the Registrant became a holding company and has no significant business operations or assets other than its interest in the three operating subsidiaries, its accounting predecessor companies. The Registrant's operating subsidiaries' short to mid-term strategic plan is to focus on market expansion in the Chinese domestic market. The long-term strategic goal is to focus on market expansion in the international market.

      The Registrant may issue additional shares of capital stock to raise additional cash for working capital in the next twelve months. If the Registrant issues additional shares of capital stock, the stockholders will experience dilution in their respective percentage ownership in the Registrant. The Registrant has not decided on the amount of the cash needed for working capital at this point. Working capital will be used for expanding domestic market by establishing more production lines and purchasing new equipments.

Description of Property

      The assets of the Registrant and its subsidiaries on a consolidated, post-merger basis include cash and cash equivalents, advances to suppliers, work-in-progress, prepaid expenses, long term note receivable, and property and equipment.

      CDG's headquarter office is located at 4F Jia De Plaza, No. 118 Qing Chun Road, Hangzhou City, Zhejiang Province, P.R. China. The company's headquarter is located on an approximate area of 500 square meters of building floor. The company own the headquarter office property but rent the other branches office space.

Security Ownership of Certain Beneficial Owners and Management

      The following table sets forth certain information, as of August 9, 2007, concerning shares of common stock of the Registrant, the only class of its securities that are issued and outstanding, held by (1) each stockholder known by the Registrant to own beneficially more than five percent of the common stock, (2) each director of the Registrant , (3) each executive officer of the Registrant , and (4) all directors and executive officers of the Registrant as a group:

                                                               Amount and Nature           Percentage of
Name and Address of Beneficial Owner(1)                          of Beneficial             Common Stock
                                                                   Ownership                    (2)
-------------------------------------------------------        -----------------           -------------
Max Time Enterprise Limited - Hui Ping Cheng                      23,879,996                  70.5%

ADirectors and executive officers as a group (1 person)           23,879,996                  70.5%

----------
(1) Unless otherwise indicated in the footnotes to the table, each stockholder shown on the table has sole voting and investment power with respect to the shares beneficially owned by him or it. Percentages of less than one percent have been omitted from the table.
(2)   Based on 33,879,996 shares of common stock of the Registrant outstanding.

      The following table sets forth the ownership of our common stock as of August 9, 2007 (after giving effect to the issuance of 35,796,796 shares of the Registrant's common stock pursuant to the Merger Agreement) by each person known by us to be the beneficial owner of more than 5% of our outstanding common stock, our directors, and our executive officers and directors as a group.

   Shareholders                                                     No. of Shares               Percentage
   ------------                                                     -------------               ----------
   Max Time Enterprise Limited - Hui Ping Cheng                       23,879,996                  34.27%
   Guo-Hong Zhou                                                       5,247,810                   7.53%
   Guo-Tuan Zhou                                                       5,247,810                   7.53%
   All directors and named executive officers as a group
       (1 person, Hui Ping Cheng)                                     15,000,000                  34.27%

      This table is based upon information derived from our stock records. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, each of the shareholders named in this table has sole or shared voting and investment power with respect to the shares indicated as beneficially owned.

Change in Control Arrangements

      There are currently no arrangements that would result in a change in control of the Registrant.

Directors and Executive Officers, Promoters and Control Persons

Hui Ping Cheng, Director, President and Chief Financial Officer

      Ms. Cheng, born in April 1964, age 43, has been employed as a senior accountant and accounting department director by Shenzhen Yi Zhi Pharmaceutical Company Limited from September 1998 until April 2007, where she manage and oversee the company's accounting department. She was then employed as the director and President by Max Time Enterprise Limited from April 2007 until now.

      Ms. Cheng does not hold any other directorships with reporting companies in the United States. There are no family relationships between Ms. Cheng and the directors, executive officers, or persons nominated or chosen by the Registrant to become directors or executive officers. During the last two years, there have been no transactions, or proposed transactions, to which the Registrant was or is to be a party, in which Ms. Cheng (or any member of his immediate family) had or is to have a direct or indirect material interest.

      Ms. Cheng has not, during the last five years, been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors). Ms. Cheng has not, during the last five years, been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and, as a result of such proceeding, was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, federal or state securities laws, or finding any violation with respect to such laws. Ms. Cheng has not, during the last five years, been a party of any bankruptcy petition filed by or against any business of which he was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

Executive & Director Compensation

      The following table sets forth summary information concerning the compensation received for services rendered to us during the last three fiscal years by the officer and director.

Summary Compensation Tables

                         ------------------------------------------------------
                                        Annual Compensation
                         ------------------------------------------------------
     Name and                                        Other Annual       Stock
Principal Position  Year    Salary ($)   Bonus ($)   Compensation ($)  Awards($)
-------------------------------------------------------------------------------
Eduard Tabara
    President      2006     -0-          -0-         -0-               -0-
                   2005     -0-          -0-         -0-               -0-
                   2004     -0-          -0-         -0-               -0-

Mark Theis
    Director       2006     -0-          -0-         -0-               -0-
                   2005     -0-          -0-         -0-               -0-
                   2004     -0-          -0-         -0-               -0-
-------------------------------------------------------------------------------

Long Term Compensation Table

                       --------------------------------------------------------
                                        Long Term Compensation
                       --------------------------------------------------------
                                    Awards             Payouts
                       --------------------------------------------------------
                        Restricted  Stock Securities      LTIP      All Other
Name and Principal      Award(s)($) Underlying Options/   Payouts   Compensation
     Position      Year             SARs(#)               ($)       ($)
------------------------------------------------------------------------------
Eduard Tabara
    President      2006    -0-           -0-                -0-      -0-
                   2005    -0-           -0-                -0-      -0-
                   2004    -0-           -0-                -0-      -0-

Mark Theis
    Director       2006    -0-           -0-                -0-      -0-
                   2005    -0-           -0-                -0-      -0-
                   2004    -0-           -0-                -0-      -0-
-----------------------------------------------------------------------------

The Registrant currently does not have employment agreements with its executive officers. The executive officer/director of the Registrant has agreed to take no salary until the Registrant can generate enough revenues to support salaries on a regular basis. The officer will not be compensated for services previously provided. They will receive no accrued remuneration.

Compensation of Directors

      No director receives any fee, salary or commission for service as a director. In addition, no such arrangement is contemplated for the foreseeable future.

Options

      There are no options currently outstanding.

Certain Relationships and Related Transactions

      Except as otherwise disclosed herein or incorporated herein by reference, there have not been any transactions, or proposed transactions, during the last two years, to which the Registrant was or is to be a party, in which any director or executive officer of the Registrant, any nominee for election as a director, any security holder owning beneficially more than five percent of the common stock of the Registrant, or any member of the immediate family of the aforementioned persons had or is to have a direct or indirect material interest.

Description of Securities

      Each share of common stock is entitled to one vote on all matters upon which such shares can vote. All shares of common stock are equal to each other with respect to the election of directors and cumulative voting is not permitted. There are no preemptive rights. In the event of liquidation or dissolution, holders of common stock are entitled to receive, pro rata, the assets remaining, after creditors, and holders of any class of stock having liquidation rights senior to holders of shares of common stock, have been paid in full. All shares of common stock are entitled to such dividends as the Board of Directors may declare from time to time. There are no provisions in the articles of incorporation or bylaws that would delay, defer or prevent a change of control. The Registrant does not have any other classes of issued and outstanding capital stock.

Market Price of and Dividends on the Registrant's Common Equity and Related Stockholder Matters

      The Registrant's common stock is traded on the OTCBB under the symbol "MQOZ". As of August 9, 2007, the market price for the Registrant's common stock was $0.51 per share. The quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions. There is currently no trading volume.

      As of August 9, 2007, there were approximately 12 holders of record of the Registrant's common stock.

      The Registrant has no plans to declare cash dividends on its common stock in the future and has not declared any thus far during fiscal year 2007 or during the last two completed fiscal years. There are no restrictions that limit the ability of the Registrant to declare cash dividends on its common stock and the Registrant does not believe that there are any that are likely to do so in the future.

Legal Proceedings

      The Registrant, its subsidiaries and its property are not a party to any pending legal proceeding.

Changes in and Disagreements with Accountants

      Not applicable.

Recent Sales of Unregistered Securities

      Not applicable

Indemnification of Directors and Officers

      The Registrant will indemnify its directors and officers to the fullest extent permitted by the General Corporation Law of the State of Nevada.

Item 9.01 Financial Statements and Exhibits.

      (a) Financial statements of businesses acquired.

The following financial statements are included as part of this Current Report.

Description                                                             Page No.
-----------                                                             --------

Consolidated Financial Statements of China 9D Decoration Group Limited

Report of Independent Registered Public Accounting Firm ...............   F - 1

Consolidated Balance Sheets at December 31, 2006 and 2005 .............   F - 2

Consolidated Statements of Statements of Income for the Years
Ended December 31, 2006 and 2005 ......................................   F - 3

Consolidated Statements of Comprehensive Income for the Years

Ended December 31, 2006 and 2005 ......................................   F - 4

Consolidated Statements of Stockholders' Equity for the Years Ended

December 31, 2006 and 2005 ............................................   F - 5

Consolidated Statements of Cash Flows for the Years Ended

December 31, 2006 and 2005 ............................................   F - 6

Notes to Financial Statements .........................................   F - 8

Condensed Consolidated Balance Sheet as of March 31, 2007 (unaudited) .   F - 14

Condensed Consolidated Statements of Income for the three months ended
March 31, 2007 (unaudited) ............................................   F - 15

Condensed Consolidated Statements of Comprehensive Income for the three
months ended March 31, 2007 (unaudited) ...............................   F - 16

Condensed Consolidated Statements of Stockholders' Equity for the three
months ended March 31, 2007 (unaudited) ...............................   F - 17

Condensed Consolidated Statements of Cash Flow for the three months
ended March  31, 2007 (unaudited) .....................................   F - 18

Notes to Financial Statements .........................................   F - 20

      (b) Pro forma financial information.

      The following pro forma financial statements are included as part of this Current Report.

Description                                                             Page No.
-----------                                                             --------

My Quote Zone, Inc.

Introduction to Pro Forma Condensed Financial Statements (unaudited) ..   F - 22

Unaudited Pro Forma Condensed Consolidated Balance Sheet
at March 31, 2007 .....................................................   F - 23

Unaudited Pro Forma Condensed Consolidated Statement of Operations
for Year Ended December 31, 2006 ......................................   F - 24

Unaudited Pro Forma Condensed Consolidated Statement of Operations
for Three Months Ended March 31, 2007 .................................   F - 25

Notes to Pro Forma Condensed Consolidated Financial Statements ........   F - 26

(c) Exhibits.

10.1 Agreement and Plan of Merger, dated as of August 10, 2007, among the Registrant, MQOZ Merger Sub, Inc., China 9D Decoration Group Limited, Guo-Hong Zhou, Guo-Tuan Zhou, Li-Ling Yu, Qiao-Fang Zhou, Yun Zhou, Shenzhen Huayin Guaranty & Investment Company Limited, Quick Agent Investments Limited, Volento Investments Limited, Arjuno Investments Limited, Billion Hero Investments Limited, Even Bright Investments Limited, Innovation Gaining Investments Limited, and Nation City Investments Limited.

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of Zhe Jiang 9D Decoration Co., Ltd.
Hangzhou, People's Republic of China

We have audited the accompanying consolidated balance sheets of Zhe Jiang 9D Decoration Co., Ltd. as of December 31, 2006 and 2005, and the related consolidated statements of income, comprehensive income, stockholders' equity, and cash flows for the years then ended. These consolidated financial statements are the responsibility of Zhe Jiang 9D Decoration Co., Ltd.'s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company has determined that it is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Zhe Jiang 9D Decoration Co., Ltd. as of December 31, 2006 and 2005, and the results of its operations and its cash flows for the years then ended , in conformity with accounting principles generally accepted in the United States of America.


/s/ Farber Hass Hurley & McEwen LLP

Camarillo, California
March 9, 2007

                        ZHE JIANG 9D DECORATION CO., LTD.
                           CONSOLIDATED BALANCE SHEETS
                           DECEMBER 31, 2006 AND 2005

                                                                2006           2005
                                                            -----------    -----------
ASSETS

CURRENT ASSETS:
Cash and cash equivalents                                   $ 7,289,741    $ 4,843,721
Advances to suppliers                                             1,678             99
Work-in-progress                                              1,657,053      2,516,626
Prepaid expenses and other current assets                       127,677        144,138
                                                            -----------    -----------
Total current assets                                          9,076,149      7,504,584

LONG-TERM NOTE RECEIVABLE, Including
   accrued interest of $34,558 and $18,346, respectively      3,241,224      3,124,918

PROPERTY AND EQUIPMENT, Net
  of accumulated depreciation                                 2,470,477      2,498,494
                                                            -----------    -----------

TOTAL ASSETS                                                $14,787,850    $13,127,996
                                                            ===========    ===========

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable and accrued expenses                       $ 1,392,177    $ 1,630,192
Advances from customers                                       4,156,370      4,720,880
Taxes payable                                                 1,246,699      1,243,709
Deferred tax liability                                           11,738          6,238
                                                            -----------    -----------
Total current liabilities                                     6,806,984      7,601,019
                                                            -----------    -----------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
Paid in capital                                                 968,000        968,000
Statutory earning reserve                                     1,925,667      1,925,667
Retained earnings                                             4,736,892      2,516,707
Accumulated other comprehensive income
  (primarily cumulative translation adjustment)                 350,307        116,603
                                                            -----------    -----------
Total stockholders' equity                                    7,980,866      5,526,977
                                                            -----------    -----------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                  $14,787,850    $13,127,996
                                                            ===========    ===========

See accompanying notes.

                        ZHE JIANG 9D DECORATION CO., LTD.
                        CONSOLIDATED STATEMENTS OF INCOME
                 FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005

                                                    2006               2005
                                                ------------       ------------
REVENUES:

Sales                                           $ 30,331,615       $ 23,479,106
Design fees                                          307,696            281,671
                                                ------------       ------------
Total revenues                                    30,639,311         23,760,777
                                                ------------       ------------

COST OF SALES:
Cost of sales                                     19,271,124         15,209,964
Business tax and surcharges                        1,020,762            785,286
                                                ------------       ------------
Total cost of sales                               20,291,886         15,995,250
                                                ------------       ------------

GROSS PROFIT                                      10,347,425          7,765,527

GENERAL AND ADMINISTRATIVE EXPENSES               (3,094,056)        (2,697,235)
                                                ------------       ------------

INCOME FROM OPERATIONS                             7,253,369          5,068,292
                                                ------------       ------------

OTHER INCOME (EXPENSE):
Interest income                                       58,419             44,805
Non-operating income                                      --                566
Non-operating expense                                   (132)            (9,955)
                                                ------------       ------------
Total other income, net                               58,287             35,416
                                                ------------       ------------

INCOME BEFORE INCOME TAXES                         7,311,656          5,103,708

INCOME TAXES                                       2,489,318          1,728,235
                                                ------------       ------------

NET INCOME                                      $  4,822,338       $  3,375,473
                                                ============       ============

See accompanying notes.

                        ZHE JIANG 9D DECORATION CO., LTD.
                 CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
                 FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005

                                                       2006              2005
                                                    ----------        ----------

NET INCOME                                          $4,822,338        $3,375,473

OTHER COMPREHENSIVE INCOME

    FOREIGN CURRENCY
       TRANSLATION ADJUSTMENT                          233,704           116,711
                                                    ----------        ----------

NET COMPREHENSIVE INCOME                            $5,056,042        $3,492,184
                                                    ==========        ==========

See accompanying notes.

                        ZHE JIANG 9D DECORATION CO., LTD.
                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                 FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005

                                                                                      Accumulated
                                                    Statutory                            Other              Total
                                     Paid-in         Earning         Retained        Comprehensive       Stockholder
                                     Capital         Reserve         Earnings        Income (Loss)         Equity
                                 -------------    -------------    -------------     -------------     -------------
Balance, December 31, 2004       $     968,000    $   1,081,423    $   1,657,287     $        (108)    $   3,706,602

Dividends paid                               0                0       (1,671,809)                0        (1,671,809)

Foreign currency

 translation adjustment                      0                0                0           116,711           116,711

Net income for the year ended
  December 31, 2005                          0          844,244        2,531,229                 0         3,375,473
                                 -------------    -------------    -------------     -------------     -------------

Balance, December 31, 2005             968,000        1,925,667        2,516,707           116,603         5,526,977

Dividends paid                               0                0       (2,602,153)                0        (2,602,153)

Foreign currency

 translation adjustment                      0                0                0           233,704           233,704

Net income for the year ended
  December 31, 2006                          0                0        4,822,338                 0         4,822,338
                                 -------------    -------------    -------------     -------------     -------------

Balance, December 31, 2006       $     968,000    $   1,925,667    $   4,736,892     $     350,307     $   7,980,866
                                 =============    =============    =============     =============     =============

See accompanying notes.

                        ZHE JIANG 9D DECORATION CO., LTD.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005

                                                       2006            2005
                                                    -----------     -----------

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income                                          $ 4,822,338     $ 3,375,473
Adjustments to reconcile net income to net
  cash provided by operating activities:
    Depreciation                                        173,852          83,799
Changes in operating assets and liabilities:
    Other receivables                                   (10,247)        (14,863)
    Advances to suppliers                                (1,543)          7,453
    Work-in-progress                                    925,432          10,783
    Prepaid expenses                                     20,906          16,640
    Long-term deferred charges                               --           1,198
    Accounts payable and accrued expenses              (287,216)        594,162
    Advances from customers                            (709,550)       (394,547)
    Taxes payable                                       (38,345)        473,026
Deferred tax liability                                    5,192           5,054
                                                    -----------     -----------
Net cash provided by operating activities             4,900,818       4,158,178
                                                    -----------     -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
    Purchases of property and equipment                 (63,520)     (2,365,197)
                                                    -----------     -----------
Net cash (used by) investing activities                 (63,520)     (2,365,197)
                                                    -----------     -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
    Dividends paid                                   (2,602,153)     (1,671,809)
                                                    -----------     -----------
Net cash (used by) financing activities              (2,602,153)     (1,671,809)
                                                    -----------     -----------

EFFECT OF EXCHANGE RATE CHANGES ON CASH
   AND CASH EQUIVALENTS                                 210,875         115,978
                                                    -----------     -----------

NET INCREASE IN CASH
  AND CASH EQUIVALENTS                                2,446,020         237,150

CASH AND CASH EQUIVALENTS,
  BEGINNING OF YEAR                                   4,843,721       4,606,571
                                                    -----------     -----------

CASH AND CASH EQUIVALENTS,
  END OF YEAR                                       $ 7,289,741     $ 4,843,721
                                                    ===========     ===========

See accompanying notes.

                        ZHE JIANG 9D DECORATION CO., LTD.
                CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)
                 FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005

                                                       2006              2005
                                                    ----------        ----------

SUPPLEMENTAL DISCLOSURE OF CASH
  FLOW INFORMATION:

CASH PAID DURING THE PERIOD FOR:

  Interest                                          $        0        $        0
  Taxes                                             $2,393,407        $1,385,074

See accompanying notes.

                        ZHE JIANG 9D DECORATION CO., LTD.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2006

1.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      Nature of Business and History of Company - Zhe Jiang 9D Decoration Co., Ltd. (hereinafter referred to as the "Company") was organized in August of 1998, under the laws of the Chinese Government. The Company is a leading architectural and interior design and decoration and furnishing company focusing on residential, mansion, hotel, commercial and law firm buildings. The Company has its corporate offices in Hangzhou, Zhe Jiang and operates approximately 26 branches in Jiangsu, Anhui, Hunan, Hubei, San Dong, Jingzi, Fujian and Shanghai.

      Basis of Presentation - The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America. The Company's functional currency is the Chinese Renminbi; however, the accompanying consolidated financial statements have been translated and presented in United States dollars.

      Foreign Currency Translation - As of December 31, 2006, the accounts of the Company were maintained, and its financial statements were expressed, in Chinese Yuan Renminbi (CNY). Such financial statements were translated into U.S. dollars (USD) in accordance with Statement of Financial Accounting Standards (SFAS) No. 52, "Foreign Currency Translation", with the CNY as the functional currency. According to the Statement, all assets and liabilities of the Company are translated at the current exchange rate, stockholders' equity are translated at the historical rates and income statement items are translated at the average exchange rate for the period. The resulting translation adjustments are reported under other comprehensive income in accordance with SFAS No. 130, "Reporting Comprehensive Income as a Component of Shareholders' Equity". Translation gains and losses are reflected in the income statement.

      Principles of Consolidation - The consolidated financial statements include the accounts of Zhe Jiang 9D Decoration Co., Ltd. and its branch locations (certain of which are separately incorporated).

      All material inter-company accounts and transactions have been eliminated.

      Use of Estimates - Management uses estimates and assumptions in preparing financial statements in accordance with accounting principles generally accepted in the United States. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosures of contingent assets and liabilities, and the reported revenues and expenses. Actual results could vary from the estimates that were used.

      Risks and Uncertainties - The Company is subject to substantial risks from, among other things, intense competition associated with the industry in general, other risks associated with financing, liquidity requirements, rapidly changing customer requirements, limited operating history, foreign currency exchange rates and operating in PRC under its various laws and restrictions.

      Fair Value Measurements - In September 2006, the FASB issued SFAS No.157, "Fair Value Measurements." The Statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosures about fair value measurements, and does not require any new fair value measurements. This Statement applies under other accounting pronouncements that require or permit fair value measurements. The Statement is effective for the fiscal years beginning after November 15, 2007. The Company is assessing SFAS No. 157 and has not determined the impact of the adoption of SFAS No. 157 will have on its results of operations or financial position

      Cash and Cash Equivalents - For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

      Concentration of Credit Risk - Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash. The Company places its temporary cash investments in reputable financial institutions which are fully insured by the government.

      Work-in-progress - Work-in-progress represents material and labor costs incurred on current design and decoration projects.

      Property and Equipment - Property and equipment are stated at cost. Major renewals and improvements are charged to the asset accounts while replacements, maintenance and repairs, which do not improve or extend the lives of the respective assets, are expensed. At the time property and equipment are retired or otherwise disposed of, the asset and related accumulated depreciation accounts are relieved of the applicable amounts. Gains or losses from retirements or sales are credited or charged to income.

      The Company depreciates the property and equipment as follows:

      Financial statement reporting - straight-line method as follows:

            Building and interior                    30 years and 8 months
            Furniture and fixtures                                 5 years
            Vehicles                                               8 years
            Software                                               3 years

      Long-Lived Assets - The Company recognizes impairment losses on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount. In such circumstances, those assets are written down to estimated fair value. The Company recognized no impairment charge in 2006 or 2005.

      Significant Supplier - For the years ended December 31, 2006 and 2005, approximately 95% of gross purchases were purchased from DingWang Distribution Center; a company owned by the brother of the owners of the Company.

      Statutory Reserves - The laws and regulations of the People's Republic of China ("PRC") require that before an enterprise distributes profits to its partners, it must first satisfy all tax liabilities, provide for losses in previous years, and make allocations, in proportions determined at the discretion of the board of directors, after the statutory reserve. The statutory reserves include Surplus Reserve Fund and Common Welfare Fund. These statutory reserves represent restricted retained earnings.

      Surplus Reserve Fund

      The Company is required to transfer 10% of its net income, as determined in accordance with the PRC accounting rules and regulations, to a statutory Surplus Reserve Fund until such reserve balance reaches 50% of the Company's registered capital.

      The transfer to this reserve must be made before distribution of any dividend to shareholders. For the years ended December 31, 2006 and 2005, the Company transferred $0 and $506,546, respectively, representing 10% of the year's net income determined in accordance with PRC accounting rules and regulations, to this reserve. The Surplus Reserve Fund is non-distributable other than during liquidation and can be used to fund previous years' losses, if any, and may be utilized for business expansion or converted into share capital by issuing new shares to existing shareholders in proportion to their shareholding or by increasing the par value of the shares currently held by them, provided that the remaining reserve balance after such issue is not less than 25% of the registered capital.

      Common Welfare Fund

      The Company is required to transfer 5% to 10% of its net income, as determined in accordance with the PRC accounting rules and regulations, to the statutory Common Welfare Fund. For the years ended December 31, 2006 and 2005, the Company transferred $0 and $337,698, respectively, representing 5% of the year's net income determined in accordance with PRC accounting rules and regulations, to this reserve. This Fund can only be utilized on capital items for the collective benefit of the Company's employees, such as construction of dormitories, cafeteria facilities, and other staff welfare facilities. This Fund is non-distributable other than upon liquidation. The transfer to this Fund must be made before distribution of any dividend to shareholders.

      Revenue Recognition Policy - The Company recognizes revenue when persuasive evidence of an arrangement exists, title transfer has occurred, the price is fixed or readily determinable, and collectibility is probable. For accounting purposes, the Company uses the Completed Contract Method. The average length of construction is 3 to 5 months. Costs and the related revenues associated with each project cannot be reasonably tracked with accuracy and there can be some uncertainty regarding the addition of costs to the project or receipt of progress payments by the customer.

      Advertising - The Company expenses all advertising as incurred. Advertising expenses for the years ended December 31, 2006 and 2005 were $714,632 and $606,151, respectively.

      Income Taxes - The Company is governed by the Income Tax Laws of the PRC. Pursuant to the PRC Income Tax Laws, the Enterprise Income Tax ("EIT") is at a statutory rate of 33%, which is comprised of 30% national income tax and 3% local income tax.

      Recent Accounting Pronouncements - In February 2007, the FASB issued SFAS No. 159, which permits entities to choose to measure many financial instruments and certain other items at fair value. SFAS No. 159 also includes an amendment to SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities" which applies to all entities with available-for-sale and trading securities. This Statement is effective as of the beginning of an entity's first fiscal year that begins after November 15, 2007. The Company is assessing the impact of SFAS No. 159 and has not determined whether it will have a material impact on the Company's results of operations or financial position.

      In September 2006, the FASB issued SFAS No. 157, "Fair Value Measurements." The Statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosures about fair value measurements, and does not require any new fair value measurements. This Statement applies under other accounting pronouncements that require or permit fair value measurements. The Statement is effective for the fiscal years beginning after November 15, 2007. The Company is assessing SFAS No. 157 and has not determined the impact the adoption of SFAS No. 157 will have on its results of operations or financial position.

      In June 2006, the FASB issued FASB Interpretation No. 48, "Accounting for Uncertainty in Income Taxes--an Interpretation of FASB Statement No.109" (FIN 48). The Interpretation clarifies the accounting for uncertainty in income taxes recognized in a company's financial statements in accordance with SFAS No.109, "Accounting for Income Taxes." Specifically, the pronouncement prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. The interpretation also provides guidance on the related de-recognition, classification, interest and penalties, accounting for interim periods, disclosure and transition of uncertain tax positions. The Interpretation is effective for fiscal years beginning after December 15, 2006. The Company is assessing FIN 48 and has not determined the impact that the adoption of FIN 48 will have on its consolidated financial statements.

2.    LONG-TERM NOTE RECEIVABLE

      The Company has a long-term note receivable from a supplier (Olive Kitchen Supplies) amounting to $421,794, including $34,558 of accrued interest. The note is payable as follows: $77,446 principal is due on September 1, 2012; $154,895 principal is due on September 1, 2013; and $154,895 principal is due on September 1, 2014. Interest accrues at the Peoples Bank of China prime rate beginning January 1, 2007. The Company has accrued interest using the effective rate over the life of the loan.

      For the years ended December 31, 2006 and 2005, the Company purchased $437,322 and $461,754, respectively, from Olive Kitchen Supplies.

3.    PROPERTY AND EQUIPMENT

      Property and equipment consists of the following:

                                                          2006          2005
                                                       ----------    ----------
            Building and interior                      $2,403,286    $2,324,551
            Furniture and fixtures                        337,769       316,514
            Vehicles                                       54,316            --
            Software                                       27,563        26,660
                                                       ----------    ----------
            Total property and equipment                2,822,934     2,667,725
                 Less accumulated depreciation            352,457       169,231
                                                       ----------    ----------
            Property and equipment, net                $2,470,477    $2,498,494
                                                       ==========    ==========

4.    ACCOUNTS PAYABLE AND ACCRUED EXPENSES

                                                          2006          2005
                                                       ----------    ----------
      Accounts payable and accrued expense
      consists of the following:
            Accounts payable                           $  149,539    $  604,200
            Accrued payroll                               632,034       514,075
            Governmental charges payable                   12,407        18,191
            Other payables                                598,197       493,726
                                                       ----------    ----------
            Accounts payable and accrued expenses      $1,392,177    $1,630,192
                                                       ==========    ==========

5.    ADVANCES FROM CUSTOMERS

      The Company requires advances from customers in order to begin a design project. The Company records these advances as a current liability. At December 31, 2006 and 2005, the Company had $4,156,370 and $4,720,880 of
      advances from customers on hand, respectively.

6.    INCOME TAXES

      Provision

      The provision income taxes for the years ended December 31, 2006 and 2005 consist of the following:

                                                    2006                 2005
                                                 ----------           ----------

            Current                              $2,477,580           $1,721,997
            Deferred                                 11,738                6,238
                                                 ----------           ----------
              Total provision                    $2,489,318           $1,728,235
                                                 ==========           ==========

      Taxes Payable

      Significant components of the Company's deferred tax liability are as follows at December 31, 2006:

                                                            2006          2005
                                                           -------       -------
            Deferred

              Accrued interest                             $11,738       $ 6,238
                                                           -------       -------
              Total deferred tax liability                 $11,738       $ 6,238
                                                           =======       =======

7.    COMMITMENTS AND CONTINGENCIES

      Lease

      The Company leases its 26 branch locations through real estate leases that range from one to five years in term. The leases require monthly rental payments of approximately $26,895.

      Future minimum lease payments excluding taxes and expenses are as follows:

            December 31, 2006                                          $ 322,745
            December 31, 2007                                            218,408
            December 31, 2008                                            158,513
            December 31, 2009                                             33,633
            December 31, 2010                                             34,358
                                                                       ---------
                                                                       $ 767,657
                                                                       =========

      Rent expense for the years ended December 31, 2006 and 2005 was $330,940 and $310,241, respectively.

8.    RELATED PARTY TRANSACTIONS

      The Company purchases substantially all of its materials from DingWang Distribution Center, a company owned by the brother of the Company's owners. For the years ended December 31, 2006 and 2005, the Company purchased $11,214,555 and $8,836,661, respectively, from DingWang.

                       ZHE JIANG 9D DECORATION CO., LTD.
                      CONDENSED CONSOLIDATED BALANCE SHEET
                                 MARCH 31, 2007
                                  (UNAUDITED)

ASSETS

CURRENT ASSETS:
Cash and cash equivalents                                            $ 7,001,632
Work-in-progress                                                       1,615,135
Prepaid expenses and other current assets                                118,638
                                                                     -----------
Total current assets                                                   8,735,405

LONG-TERM NOTE RECEIVABLE, Including
   accrued interest of $38,845 and $34,558, respectively               3,256,018

PROPERTY AND EQUIPMENT, Net
  of accumulated depreciation                                          2,503,975
                                                                     -----------

TOTAL ASSETS                                                         $14,495,398
                                                                     ===========

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable and accrued expenses                                $   738,076
Advances from customers                                                4,691,581
Dividends payable                                                      3,994,957
Taxes payable                                                          1,435,941
Deferred tax liability                                                    13,207
                                                                     -----------
Total current liabilities                                             10,873,762
                                                                     -----------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
Paid in capital                                                          968,000
Statutory earning reserve                                              1,925,667
Retained earnings                                                        313,533
Accumulated other comprehensive income
  (primarily cumulative translation adjustment)                          414,436
                                                                     -----------
Total stockholders' equity                                             3,621,636
                                                                     -----------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                           $14,495,398
                                                                     ===========

See accompanying notes.

                        ZHE JIANG 9D DECORATION CO., LTD.
                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                    FOR THE THREE MONTHS ENDED MARCH 31, 2007
                                   (UNAUDITED)

REVENUES                                                            $ 4,293,305

COST OF SALES:
Cost of sales                                                         2,756,943
Business tax and surcharges                                             149,760
                                                                    -----------
Total cost of sales                                                   2,906,703
                                                                    -----------

GROSS PROFIT                                                          1,386,602

GENERAL AND ADMINISTRATIVE EXPENSES                                    (525,428)
                                                                    -----------

INCOME FROM OPERATIONS                                                  861,174
                                                                    -----------

INTEREST INCOME                                                          60,664
                                                                    -----------

INCOME BEFORE INCOME TAXES                                              921,838

INCOME TAXES                                                            370,395
                                                                    -----------

NET INCOME                                                          $   551,443
                                                                    ===========

See accompanying notes.

                        ZHE JIANG 9D DECORATION CO., LTD.
            CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
                    FOR THE THREE MONTHS ENDED MARCH 31, 2007
                                   (UNAUDITED)

                                                                          2007
                                                                        --------

NET INCOME                                                              $554,443

OTHER COMPREHENSIVE INCOME

    FOREIGN CURRENCY
       TRANSLATION ADJUSTMENT                                             64,129
                                                                        --------

NET COMPREHENSIVE INCOME                                                $618,572
                                                                        ========

See accompanying notes.

                        ZHE JIANG 9D DECORATION CO., LTD.
            CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                    FOR THE THREE MONTHS ENDED MARCH 31, 2007
                                   (UNAUDITED)

                                                                                        Accumulated
                                                      Statutory                            Other           Total
                                     Paid-in           Earning         Retained        Comprehensive     Stockholder
                                     Capital           Reserve         Earnings        Income (Loss)       Equity
                                   -------------    -------------    -------------     -------------    -------------
Balance, December 31, 2006         $     968,000    $   1,925,667    $   4,736,892     $     350,307    $   7,980,866

Dividends paid                                 0                0       (4,974,802)                0       (4,974,802)

Foreign currency

 translation adjustment                        0                0                0            64,129           64,129

Net income for the three months
  ended March 31, 2007                         0                0          551,443                 0          551,443
                                   -------------    -------------    -------------     -------------    -------------

Balance, March 31, 2007            $     968,000    $   1,925,667    $     313,533     $     414,436    $   3,621,636
                                   =============    =============    =============     =============    =============

See accompanying notes.

                        ZHE JIANG 9D DECORATION CO., LTD.
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                    FOR THE THREE MONTHS ENDED MARCH 31, 2007
                                   (UNAUDITED)

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income                                                          $   551,443
Adjustments to reconcile net income to net
  cash provided by operating activities:
    Depreciation                                                         30,185
Changes in operating assets and liabilities:
    Other receivables                                                    18,005
    Advances to suppliers                                                 1,688
    Work-in-progress                                                     58,499
    Prepaid expenses                                                     10,294
    Accounts payable and accrued expenses                              (665,690)
    Advances from customers                                             491,197
    Taxes payable                                                       175,944
Deferred tax liability                                                    1,333
                                                                    -----------
Net cash provided by operating activities                               672,898
                                                                    -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
    Purchases of property and equipment                                 (38,745)
                                                                    -----------
Net cash (used by) investing activities                                 (38,745)
                                                                    -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
    Dividends paid                                                     (998,739)
                                                                    -----------
Net cash (used by) financing activities                                (998,739)
                                                                    -----------

EFFECT OF EXCHANGE RATE CHANGES ON CASH
   AND CASH EQUIVALENTS                                                  76,477
                                                                    -----------

NET INCREASE (DECREASE) IN CASH
  AND CASH EQUIVALENTS                                                 (288,109)

CASH AND CASH EQUIVALENTS,
  BEGINNING OF PERIOD                                                 7,289,741
                                                                    -----------

CASH AND CASH EQUIVALENTS,
  END OF PERIOD                                                     $ 7,001,632
                                                                    ===========

See accompanying notes.

                        ZHE JIANG 9D DECORATION CO., LTD.
           CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)
                    FOR THE THREE MONTHS ENDED MARCH 31, 2007
                                   (UNAUDITED)

SUPPLEMENTAL DISCLOSURE OF CASH
  FLOW INFORMATION:

CASH PAID DURING THE PERIOD FOR:

Interest                                                               $       0
Taxes                                                                  $ 193,118

See accompanying notes.

                        ZHE JIANG 9D DECORATION CO., LTD.
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2007
                                   (UNAUDITED)

1.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      Nature of Business and History of Company - Zhe Jiang 9D Decoration Co., Ltd. (hereinafter referred to as the "Company") was organized in August of 1998, under the laws of the Chinese Government. The Company is a leading architectural and interior design and decoration and furnishing company focusing on residential, mansion, hotel, commercial and law firm buildings. The Company has its corporate offices in Hangzhou, Zhe Jiang and operates approximately 26 branches in Jiangsu, Anhui, Hunan, Hubei, San Dong, Jingzi, Fujian and Shanghai.

      Basis of Presentation - The condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States for interim financial statements pursuant to Regulation S-B. Accordingly, they do not include all the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements. In the opinion of management, all adjustments, (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three months ended March 31, 2007 are not necessarily indicative of operating results that may be expected for the year ending December 31, 2007. For further information refer to the financial statements and footnotes for the year ended December 31, 2006. The Company's functional currency is the Chinese Renminbi; however, the accompanying consolidated financial statements have been translated and presented in United States dollars.

      Foreign Currency Translation - As of March 31, 2007, the accounts of the Company were maintained, and its financial statements were expressed, in Chinese Yuan Renminbi (CNY). Such financial statements were translated into U.S. dollars (USD) in accordance with Statement of Financial Accounting Standards (SFAS) No. 52, "Foreign Currency Translation", with the CNY as the functional currency. According to the Statement, all assets and liabilities of the Company are translated at the current exchange rate, stockholders' equity are translated at the historical rates and income statement items are translated at the average exchange rate for the period. The resulting translation adjustments are reported under other comprehensive income in accordance with SFAS No. 130, "Reporting Comprehensive Income as a Component of Shareholders' Equity". Translation gains and losses are reflected in the income statement.

      Principles of Consolidation - The condensed consolidated financial statements include the accounts of Zhe Jiang 9D Decoration Co., Ltd. and its branch locations (certain of which are separately incorporated).

      All material inter-company accounts and transactions have been eliminated.

      Use of Estimates - Management uses estimates and assumptions in preparing financial statements in accordance with accounting principles generally accepted in the United States. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosures of contingent assets and liabilities, and the reported revenues and expenses. Actual results could vary from the estimates that were used.

      Risks and Uncertainties - The Company is subject to substantial risks from, among other things, intense competition associated with the industry in general, other risks associated with financing, liquidity requirements, rapidly changing customer requirements, limited operating history, foreign currency exchange rates and operating in PRC under its various laws and restrictions.

2.    LONG-TERM NOTE RECEIVABLE

      The Company has a long-term note receivable from a supplier (Olive Kitchen Supplies) amounting to $430,008, including $38,845 of accrued interest. The note is payable as follows: $78,233 principal is due on September 1, 2012; $156,465 principal is due on September 1, 2013; and $156,465 principal is due on September 1, 2014. Interest accrues at the Peoples Bank of China prime rate beginning January 1, 2007. The Company has accrued interest using the effective rate over the life of the loan.

      For the three months ended March 31, 2007, the Company purchased $110,144, from Olive Kitchen Supplies.

3.    ACCOUNTS PAYABLE AND ACCRUED EXPENSES

                                                                          2007
                                                                        --------

      Accounts payable and accrued expense
      consists of the following:
            Accounts payable                                            $ 27,287
            Accrued payroll                                               70,098
            Governmental charges payable                                   5,846
            Other payables                                               634,845
                                                                        --------
            Accounts payable and accrued expenses                       $738,076
                                                                        ========

4.    ADVANCES FROM CUSTOMERS

      The Company requires advances from customers in order to begin a design project. The Company records these advances as a current liability. At Mach 31, 2007, the Company had $4,691,581 of advances from customers on hand, respectively.

5.    RELATED PARTY TRANSACTIONS

      The Company purchases substantially all of its materials from DingWang Distribution Center, a company owned by the brother of the Company's owners. For the three months ended March 31, 2007, the Company purchased $1,095,533, from DingWang.

6.    SUBSEQUENT EVENT

      On August 7, 2007, the Company, entered into a Letter of Agreement and Plan of Merger with My Quote Zone, Inc.., ("MQOZ"). Under the Letter of Agreement and Plan of Merger, in exchange for surrendering their shares in the Company, the Shareholders receive both stock consideration and cash consideration. The stock consideration consisted of 35,796,796 newly issued shares of MQOZ's common stock, which were divided proportionally among the Company's Shareholders in accordance with their respective ownership interests in the Company immediately before the completion Merger Transaction. Concurrent with the transactions, a dividend was granted amounting to $15,500,000 to be divided proportionally among the Company's Shareholders in accordance with their respective ownership interests in the Company immediately before the completion Merger Transaction and payable no later than the first anniversary of the Merger Transaction. The obligation to pay the cash consideration is evidenced by 13 interest-free promissory notes between MQOZ and each of the Shareholders.

                               MY QUOTE ZONE, INC.
                    PRO FORMA CONDENSED FINANCIAL STATEMENTS
                                   (UNAUDITED)

On August 7, 2007, My Quote Zone, Inc., (the "Company), entered into a Letter of Agreement and Plan of Merger with China 9D Decoration Group Limited., ("CDG"). Under the Letter of Agreement and Plan of Merger, in exchange for surrendering their shares in CDG, the CDG Shareholders received both stock consideration and cash consideration. The stock consideration consisted of 35,796,796 newly issued shares of the Company's common stock, which were divided proportionally among the CDG Shareholders in accordance with their respective ownership interests in CDG immediately before the completion Merger Transaction. Concurrent with the transaction, a dividend was granted amounting to $15,500,000 divided proportionally among the CDG Shareholders in accordance with their respective ownership interests in CDG immediately before the completion Merger Transaction and payable no later than the first anniversary of the Merger Transaction. The obligation to pay the cash dividend is evidenced by 13 interest-free promissory notes between the Company and each of the CDG Shareholders.

The acquisition will be accounted for as a recapitalization, with the assets acquired and liabilities assumed recorded at their historical values, and the results of CDG's operations included in the Company's financial statements from the date of acquisition.

The unaudited pro forma condensed consolidated balance sheet shows the effect to the financial position at March 31, 2007 as if the acquisition occurred on March 31, 2007. Such financial position of the Company is not necessarily indicative of the financial position as it may be in the future, or as it may have been had these events been effective for any earlier period. The unaudited pro forma condensed statement of operations for the year ended September 31, 2006 (December 31, 2006 for CDG) gives effect to the results of operations as if the acquisition occurred at October 1, 2005 (January 1, 2006 for CDG). The unaudited pro forma condensed statement of operations for the three months ended March 31, 2007 gives effect to the results of operations as if the acquisition occurred January 1, 2007.

The pro forma condensed financial statements may not be indicative of the actual results of the acquisition. The accompanying condensed pro forma financial statements should be read in connection with the historical financial statements of the Company and CDG.

                               MY QUOTE ZONE, INC.
                               Unaudited Pro Forma
                      Condensed Consolidated Balance Sheet
                                At March 31, 2007

                                                  Zhe Jiang 9D
                                                 Decoration Co.,      My Quote Zone,
                                                Ltd.Reviewed F/S     Inc. Form 10QSB
Line Item                                          03/31/2007          03/31/2007        Adjustments         Pro Forma
---------                                          ----------          ----------        -----------         ---------
ASSETS

Cash                                             $  7,001,632        $      4,069       $          0        $  7,005,701
Work in progress                                    1,615,135                  --                 --           1,615,135
Prepaid expenses and other asset                      118,638                  --                 --             118,638
Long term note receivable                           3,256,018                  --                 --           3,256,018
Property and equipment                              2,503,975                  --                 --           2,503,975

----------------------------------------------------------------------------------------------------        ------------
TOTAL ASSETS                                     $ 14,495,398        $      4,069       $          0        $ 14,499,467
====================================================================================================        ============

LIABILITIES AND SHAREHOLDERS' EQUITY

LIABILITIES:

Accounts payable and accrued expenses            $    738,076        $          0       $          0        $    738,076
Advances from customers                             4,691,581                  --                 --           4,691,581
Dividends payable                                   3,994,957                  --                 --           3,994,957
Taxes payable                                       1,435,941                  --                 --           1,435,941
Notes payable, Zhe Jiang 9D shareholders                   --                  --         15,500,000 (3)      15,500,000

----------------------------------------------------------------------------------------------------        ------------
Total liabilities                                  10,860,555                  --         15,500,000          26,360,555
----------------------------------------------------------------------------------------------------        ------------

SHAREHOLDERS' EQUITY (DEFICIT):

Common stock                                               --              36,000             35,797 (1)          71,797

Paid in capital                                       968,000             (21,000)          (968,000)(2)         900,272

x                                                                                            921,272 (2)

Statutory earning reserve                           1,925,667                  --                 --           1,925,667

Retained earnings                                     326,690             (10,931)            10,931 (2)         326,690

Dividends                                                  --                  --        (15,500,000)(3)     (15,500,000)

Foreign currency translation                          414,486                  --                                414,486

----------------------------------------------------------------------------------------------------        ------------
Total shareholders' equity (deficit)                3,634,843               4,069        (15,500,000)        (11,861,088)
----------------------------------------------------------------------------------------------------        ------------

----------------------------------------------------------------------------------------------------        ------------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY
(DEFICIT)                                        $ 14,495,398        $      4,069       $          0        $ 14,499,467
====================================================================================================        ============

                               MY QUOTE ZONE, INC.
                               Unaudited Pro Forma
                 Condensed Consolidated Statement of Operations
                          Year Ended December 31, 2006

                                      Zhe Jiang 9D
                                 Decoration Co., Ltd.       My Quote Zone, Inc.
                                      Audited F/S               Form 10KSB
Line Item                             12/31/2006                09/30/2006      Adjustments         Pro Forma
---------                             ----------                ----------      -----------         ---------
REVENUES
Sales                               $ 30,331,615               $    160,057                        $ 30,491,672

Design fee                               307,696                                                        307,696
---------------------------------------------------------------------------                        ------------
TOTAL REVENUES                        30,639,311                    160,057                          30,799,368
---------------------------------------------------------------------------                        ------------

COST OF SALES

Cost of sales                         19,271,124                                                     19,271,124
Business tax and surcharges            1,020,762                                                      1,020,762
---------------------------------------------------------------------------                        ------------
TOTAL COST OF SALES                   20,291,886                         --                          20,291,886
---------------------------------------------------------------------------                        ------------

GROSS PROFIT                          10,347,425                    160,057                          10,507,482

GENERAL AND ADMINISTRATIVE
EXPENSES                              (3,094,056)                  (162,630)                         (3,256,686)
---------------------------------------------------------------------------                        ------------
INCOME FROM OPERATIONS                 7,253,369                     (2,573)                          7,250,796
---------------------------------------------------------------------------                        ------------

OTHER INCOME (EXPENSE):

Interest income                           58,419                         --                              58,419
Non-operating income                          --                         --                                  --
Non-operating expense                       (132)                        --                                (132)
---------------------------------------------------------------------------                        ------------
TOTAL OTHER INCOME, NET                   58,287                         --                              58,287
---------------------------------------------------------------------------                        ------------

INCOME BEFORE INCOME TAXES             7,311,656                     (2,573)                          7,309,083
INCOME TAXES                           2,489,318                         --                           2,489,318
---------------------------------------------------------------------------                        ------------
NET INCOME                          $  4,822,338               ($     2,573)                       $  4,819,765
===========================================================================                        ============

OTHER COMPREHENSIVE INCOME

Foreign currency translation             233,704                         --                             233,704
---------------------------------------------------------------------------                        ------------
COMPREHENSIVE INCOME                $  5,056,042               ($     2,573)                       $  5,053,469
===========================================================================                        ============
                                                                                                   $       0.07
BASIC AND DILUTED INCOME PER SHARE

-------------------------------------------------------------------------------------------        ------------
WEIGHTED AVERAGE SHARES OUTSTANDING                              32,314,286      35,796,796(1)       68,111,082
===========================================================================================        ============

                               MY QUOTE ZONE, INC.
                               Unaudited Pro Forma
                 Condensed Consolidated Statement of Operations
                        Three Months Ended March 31, 2007

                                                 Zhe Jiang 9D
                                            Decoration Co., Ltd.     My Quote Zone, Inc.
                                                Reviewed F/S             Form 10-QSB
Line Item                                        03/31/2007              03/31/2007           Adjustments        Pro Forma
---------                                        ----------              ----------           -----------        ---------
REVENUES
Sales                                            $  4,293,305           $     67,126                            $  4,360,431
Design fee                                                 --                                                             --
------------------------------------------------------------------------------------                            ------------
TOTAL REVENUES                                      4,293,305                 67,126                               4,360,431
------------------------------------------------------------------------------------                            ------------

COST OF SALES
Cost of sales                                       2,745,119                                                      2,745,119
Business tax and surcharges                           149,760                                                        149,760
------------------------------------------------------------------------------------                            ------------
TOTAL COST OF SALES                                 2,894,879                     --                               2,894,879
------------------------------------------------------------------------------------                            ------------

GROSS PROFIT                                        1,398,426                 67,126                               1,465,552
GENERAL AND ADMINISTRATIVE EXPENSES                  (525,428)               (65,234)                               (590,662)
------------------------------------------------------------------------------------                            ------------
INCOME FROM OPERATIONS                                872,998                  1,892                                 874,890
------------------------------------------------------------------------------------                            ------------

OTHER INCOME (EXPENSE):
Interest income                                        60,664                     --                                  60,664
Non-operating income                                       --                     --                                      --
Non-operating expense                                      --                     --                                      --
------------------------------------------------------------------------------------                            ------------
TOTAL OTHER INCOME, NET                                60,664                     --                                  60,664
------------------------------------------------------------------------------------                            ------------

INCOME BEFORE INCOME TAXES                            933,662                  1,892                                 935,554
INCOME TAXES                                          369,062                     --                                 369,062
------------------------------------------------------------------------------------                            ------------
NET INCOME                                       $    564,600           $      1,892                            $    566,492
====================================================================================                            ============

OTHER COMPREHENSIVE INCOME
Foreign currency translation                           64,179                     --                                  64,179
------------------------------------------------------------------------------------                            ------------
COMPREHENSIVE INCOME                             $    628,779           $      1,892                            $    630,671
====================================================================================                            ============

BASIC AND DILUTED INCOME PER SHARE                                                                              $       0.01

----------------------------------------------------------------------------------------------------------      ------------
WEIGHTED AVERAGE SHARES OUTSTANDING                                       36,000,000            35,796,796(1)     71,796,796
==========================================================================================================      ============

                               MY QUOTE ZONE, INC.
                          NOTES TO PRO FORMA CONDENSED
                              FINANCIAL STATEMENTS
                                   (UNAUDITED)

NOTE A: The pro forma adjustments to the condensed balance sheet at March 31, 2007 are as follows:

      (1) Reflects the final issuance of the Company's common stock, 35,796,796 shares. On July 12, 2007, MQOZ cancelled 2,120,034 shares and returned them to treasury. This allowed the 35,796,796 shares to be issued in August without exceeding the authorized shares of 70,000,000
      (2) Reflects the allocation of the equity of CDG to the appropriate accounts for the Company.
      (3) Reflects the commitment for a cash dividend to the shareholders of CDG amounting to $15,500,000 evidenced by the issuance of promissory notes.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 10, 2007                   MY QUOTE ZONE, INC.

                                        /s/ Hui Ping Cheng
                                        ----------------------------------------
                                        Hui Ping Cheng
                                        Chairman of the Board &
                                        Chief Executive Officer


                                       21